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Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, Ray J. Oleson the Chief Executive Officer of SI International, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the fiscal year ending December 28, 2002 (the "Report"). The undersigned hereby certifies that:

        (1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 24, 2003	/s/ Ray J. Oleson Name: Ray J. Oleson Title: Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to SI International, Inc. and will be retained by SI International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002